Exhibit 10.29

MN8 ENERGY, INC.

EMPLOYEE STOCK PURCHASE PLAN

ENROLLMENT FORM

The MN8 Energy, Inc. Employee Stock Purchase Plan (the “Plan”) is made available to Employees of MN8 Energy, Inc. (the “Company”) and U.S. Subsidiaries who are deemed to be eligible to participate in the Plan pursuant to Sections 6 and 7 of the Plan. Further information about the Plan can be found in the most recent Plan prospectus. You can use this enrollment form (the “Enrollment Form”) to (a) enroll in the Plan, (b) change your level of payroll deductions, or (c) withdraw from the Plan. By enrolling in the Plan, you acknowledge receipt of the Plan and this Enrollment Form and agree to be bound by the terms thereof. Capitalized terms used but not defined herein have the meanings set forth in the Plan.

Section 1. Actions

Please check the appropriate box below. All elections shall be processed by the Company as soon as reasonably practical.

Action:	Complete the following Sections of this Enrollment Form:
☐ New Enrollment	2, 9

☐ Payroll Deduction Change	3, 9

☐ Withdrawal	4, 9

Section 2. Election to Participate; Payroll Deduction Authorization

I hereby elect to participate in the Plan and subscribe to purchase shares of the Company’s Common Stock in accordance with the Plan and this Enrollment Form.

Pursuant to Section 8 of the Plan, I authorize deductions of the following dollar value of my Compensation on each pay day that occurs during each Offering Period. I understand that all payroll deductions will be credited to my notional account and that I may not make additional payments into this account. Except as otherwise provided in the Plan, I understand that if I do not withdraw from participation in the Plan at least thirty days prior to the Exercise Date or become ineligible to participate in the Plan, then any accumulated payroll deductions will be used to automatically purchase shares on the Exercise Date at the applicable Option Price determined in accordance with Section 10 of the Plan.

Contribution Rate: $_____ per regularly scheduled pay period (in a whole dollar amount and not to exceed a total of $68.49 multiplied by the number of calendar days in any given Offering Period.

I understand that this election applies to the first Offering Period that begins after the date I enroll in the Plan and will remain in effect for each successive Offering Period unless I make a change to the authorized level of payroll deductions, withdraw from the Plan, or become ineligible to participate in the Plan.

Section 3. Payroll Deduction Change

Effective _______ , 20__, I authorize the following new level of payroll deductions:

Contribution Amount: $ ________ per regularly scheduled pay period (not to exceed a total of $12,498 in total for each Offering Period).

I understand that I may decrease my rate of payroll deductions applicable to the then current Offering Period no more than once during each Offering Period by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least thirty days before the Exercise Date. I understand that I may not increase my rate of payroll deduction applicable to the then current Offering Period during such Offering Period. I further understand that if I decrease my contribution amount to $0 pursuant to this Section 3 but do not withdraw from participation in the Plan pursuant to Section 4 below, no further payroll deductions will be made until a new Enrollment Form is filed but any notional account balance previously accumulated will be applied to purchase shares of Common Stock on the Exercise Date.

I understand that I may increase or decrease my rate of payroll deductions applicable to future Offering Periods by submitting a new Enrollment Form at least thirty days before the start of the next Offering Period, and indicating the first date of the next Offering Period as the date upon which such election shall become effective.

Section 4. Withdrawal

Effective with the pay period beginning on _____________, 20__, I withdraw from the Plan.

I understand that if I wish to prevent the automatic purchase of shares of Common Stock under the Plan on the Exercise Date, I must submit an executed Enrollment Form indicating my desire to withdraw from the Plan at least thirty days before the Exercise Date. I further understand that if I elect to withdraw from the Plan at least thirty days prior to the Exercise Date, the accumulated payroll deductions held in my notional account will be paid to me no later than thirty days following the Company’s receipt of an Enrollment Form indicating my withdrawal election.

Pursuant to Section 8 of the Plan, if I elect to withdraw from an Offering Period, I may not resume participation in the Plan until the commencement of the next Offering Period and I must re-enroll in the Plan by submitting a new Enrollment Form.

Section 5. Transfer of Shares

I understand that Shares of Common Stock that are purchased for me at the end of each Offering Period will be delivered to my ESPP Share Account as soon as reasonably practicable after the Exercise Date. I further understand that I will be prohibited from selling any shares of Common Stock purchased under the Plan prior to the later of (i) the second anniversary of the Offering Date or (ii) the first anniversary of the Exercise Date upon which such shares of Common Stock were purchased, and the Company may enforce this restriction by placing appropriate legends on certificates representing the shares of Common Stock and by issuing appropriate stop transfer instructions to its transfer agent.

Section 6. Withholding

I understand that I must make adequate provision for any federal, state or other tax withholding obligations which may arise upon a disqualifying disposition. The Company or the applicable Company subsidiary may withhold from my Compensation all federal, state and local income, employment and other taxes required to be withheld in connection with any such disposition.

Section 7. Electronic Delivery

I understand that the Company may, in its sole discretion, deliver any documents related to my participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and to participate in the Plan through any on-line system established or maintained by the Company or another party designated by the Company. This consent shall be effective as long as I participate in the Plan.

Section 8. Participation Subject to Plan

I hereby agree to be bound by the terms of the Plan. I understand that the effectiveness of this Enrollment Form is dependent on my eligibility to participate in the Plan. In the event of an inconsistency between this Enrollment Form and the Plan, the terms of the Plan shall govern.

Section 9. Authorization; Acknowledgement

I hereby authorize the Company to enroll me in the Plan, to make regular deductions from my pay in the amount indicated above, and to purchase shares of the Company’s Common Stock for me. If I have elected to withdraw from the Plan in accordance with Section 4 above, I authorize the Company to distribute my accumulated payroll deductions to me. I understand that any authorized payroll deductions made pursuant to Section 2 or 3 above will continue until cancelled or changed by me in accordance with the terms of the Plan and this Enrollment Form. I authorize the Company to deposit shares purchased on my behalf into my ESPP Share Account. I understand that payroll deductions will cease if I cease to be eligible to participate in the Plan, if the Plan is terminated, or if I elect to withdraw from the Plan. I understand the limitations on purchase included in Section 7 and Section 12 of the Plan. By executing this Enrollment Form, I acknowledge that:

•	I have read and understand the terms of the Plan and agree to all of its terms and conditions.

•

I understand that I will be prohibited from selling any shares of Common Stock purchased under the Plan prior to the later of (i) the second anniversary of the Offering Date or (ii) the first anniversary of the Exercise Date upon which such shares of Common Stock were purchased. I have consulted with my own tax advisor regarding the tax consequences of participating in the Plan and the sale of shares of Common Stock purchased under the Plan.

Employee’s Signature

Print Employee’s Name

Employee ID Number

Date

PLEASE RETURN COMPLETED ENROLLMENT FORM TO THE [•] OF MN8 ENERGY, INC. AT [1155 Avenue of the Americas, 27th Floor New York, NY 10036 OR [fax number] (FAX) OR [email address].

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